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                                                                   EXHIBIT 10.24

                                PROMISSORY NOTE

                                                             Ann Arbor, Michigan
$120,000                                                       November 18, 1993
                                                                           11/96


     1. As repayment for a cash loan made by Aastrom Biosciences, Inc., a Michigan Corporation ("AASTROM"), to R. Douglas Armstrong ("Maker"), Maker hereby promises to pay to the order of AASTROM, at Ann Arbor, Michigan, or at such other place as AASTROM may direct in writing, the principal amount of $120,000, together with interest on the outstanding principal balance owing from time to time at the rate of four percent (4%) per annum.

     2. Accrued interest shall be payable on each anniversary date of this Note.

     3. The principal and all unpaid accrued interest owing on this Note shall mature and be fully due and payable on the third anniversary of the date of this
                                           -----------------
Note. Maker may prepay any or all of the principal and interest owing on this Note at any time without penalty or premium.

     4. If any installment of interest owing on this Note is not paid within ten (10) days after Maker receives a written notice of default, then Aastrom may accelerate the maturity date and declare all sums of principal and accrued interest immediately due and payable.

     5. If this Note is not paid when due, Maker promises to pay all costs incurred by Aastrom in collecting amounts due on this Note, including reasonable attorney's fees.

     6. Payments owing on this note shall be payable (i) in lawful money of the United States of America or, (ii) at the option of Maker, by Maker's surrender of common stock of Aastrom owned by Maker, with said common stock being valued at the public trading price for Aastrom's common stock on the date the stock is surrendered, if Aastrom's common stock is publicly traded; or if Aastrom's common stock is not publicly traded, then the value of the stock shall be the fair market value of the common stock as determined by the Board of Directors of Aastrom, or (iii) at the option of Maker, by Maker's surrender of vested stock options to purchase common stock of Aastrom, with said stock options valued at the "spread" between the then current fair market value of the stock (as determined above) and the option exercise price.

     7. This Note has been executed and delivered by Maker in the State of Michigan, and shall be governed by and construed in accordance with the laws of the State of Michigan.

     8. Maker acknowledges that Maker has personal liability on this Note, and that this Note is a "full recourse" note.

MAKER:

/s/ R. DOUGLAS ARMSTRONG
---------------------------
R. Douglas Armstrong, Ph.D.
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                       FIRST AMENDMENT TO PROMISSORY NOTE

     This Amendment (the "Amendment") to the Promissory Note (the "Note") dated November 18, 1993, payable to Aastrom Biosciences, Inc., a Michigan corporation (the "Company"), executed by R. Douglas Armstrong ("Maker"), is dated as of October 30, 1996.

     WHEREAS, Section 3 of the Note provides that all principal and accrued but unpaid interest is due and payable on the third anniversary of the date of the Note (i.e. November 18, 1996).

     WHEREAS, the Company desires to amend the Note to provide that all principal and accrued but unpaid interest shall be due and payable on June 30, 1997.

     NOW, THEREFORE, the Company hereby amends the Note as follows:

               1. Section 3 of the Note is hereby amended to read in its entirety as follows:

               "The principal and all unpaid accrued interest owing on this Note shall mature and be fully due and payable on June 30, 1997.
               Maker may prepay any or all of the principal and interest owing on this Note at any time without penalty or premium."

               2. All other provisions of the Note shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed by its duly authorized officer as of the date set forth above.



                               AASTROM BIOSCIENCES, INC.


                               By:   /s/ Todd E. Simpson
                                    -------------------------------------
                                    Todd E. Simpson, Vice President, Finance and
                                    Administration